Exhibit 99.1

Staples, Inc. Announces Second Quarter 2013 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 21, 2013--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended August 3, 2013. Total company sales for the second quarter of 2013 were $5.3 billion, a decrease of two percent compared to the second quarter of 2012. Second quarter 2013 total company sales growth was negatively impacted by approximately one percent due to 103 store closures in North America and Europe during the 12 months preceding the second quarter of 2013.

Second quarter 2013 operating income rate declined 65 basis points versus the second quarter of 2012 to 3.53 percent. This decrease primarily reflects lower product margins, the negative impact of fixed expenses on lower sales, and investments related to the company’s strategic initiatives. The company reported second quarter 2013 income from continuing operations of $104 million, or $0.16 per diluted share, compared to $125 million, or $0.19 per diluted share, during the second quarter of 2012.

“We continue to make progress on our strategic plan to reinvent Staples,” said Ron Sargent, Staples’ chairman and chief executive officer. “We drove online sales growth and aggressively managed expenses during the second quarter, but this progress was offset by weakness in our retail stores and international businesses.”

The company generated operating cash flow of $348 million and invested $124 million in capital expenditures year to date, resulting in free cash flow of $224 million for the first half of 2013, an increase of $93 million compared to the first half of 2012. The company repurchased 6.4 million shares for $100 million during the second quarter of 2013. At the end of the second quarter, the company had $2.3 billion in liquidity, including $1.2 billion in cash and cash equivalents.

North American Stores and Online
	Second Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$2,422	$2,480	(2.3%)
Comparable store sales			(3%)

Operating income	$100	$131	($32)
Operating income rate	4.1%	5.3%	(118 basis points)

Sales for the second quarter of 2013 were $2.4 billion, a decrease of two percent compared to the second quarter of 2012. Second quarter 2013 sales growth was negatively impacted by approximately one percent due to 54 store closures during the 12 months preceding the second quarter of 2013, net of estimated sales transfers to remaining stores. The sales decline also reflects weakness in business machines and technology accessories, ink and toner, and computers, partially offset by growth in tablets, facilities and breakroom supplies, and copy and print services. Comparable store sales, which exclude sales in Staples.com, decreased three percent, reflecting a two percent decline in traffic, and a one percent decline in average order size versus the prior year. Staples.com sales grew three percent during the second quarter of 2013. Operating income rate decreased 118 basis points to 4.12 percent compared to the second quarter of 2012. This decline primarily reflects lower product margins, increased costs related to growth initiatives in Staples.com, and the negative impact of fixed expenses on lower sales, partially offset by reduced retail store labor expense. During the second quarter of 2013, the company closed six stores and opened one store in the U.S. and closed four stores in Canada.

North American Commercial
	Second Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$1,946	$1,922	1.3%

Operating income	$128	$143	($15)
Operating income rate	6.6%	7.4%	(85 basis points)

Sales for the second quarter of 2013 were $1.9 billion, an increase of one percent compared to the second quarter of 2012. This primarily reflects growth in facilities and breakroom supplies, furniture and tablets, partially offset by declines in office supplies and print solutions. Operating income rate decreased 85 basis points to 6.59 percent compared to the second quarter of 2012. This decline primarily reflects increased sales force and marketing costs to drive growth, partially offset by reduced legal expense.

International Operations
	Second Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$946	$1,032	(8.3%)

Operating (loss) income	($20)	($15)	($4)
Operating (loss) income rate	(2.1%)	(1.5%)	(60 basis points)

Sales in International Operations for the second quarter of 2013 were $946 million, a decrease of eight percent in U.S. dollars, as well as on a local currency basis, compared to the second quarter of 2012. The sales decline reflects broad-based weakness in Europe and Australia. Second quarter 2013 sales growth was also negatively impacted by approximately two percent due to 49 European store closures during the 12 months preceding the second quarter of 2013. Comparable store sales in Europe declined six percent with lower traffic driving the majority of the decline versus the prior year. Operating income rate decreased 60 basis points to an operating loss of 2.07 percent compared to the second quarter of 2012. This decline primarily reflects the negative impact of fixed expenses on lower sales and lower product margins in the company’s European delivery businesses and Australia, partially offset by reduced marketing expense and savings related to headcount reductions in Europe and Australia.

Discontinued Operations

During the second quarter of 2013, the company recorded an after-tax loss from discontinued operations of $2 million related to its European Printing Systems business. This compares to an after-tax loss of $5 million from discontinued operations in the second quarter of 2012.

Outlook

The company’s second quarter results were weaker than expected, and as a result the company is adjusting its sales and earnings outlook. The company expects full year 2013 sales to decrease in the low single-digits compared to 2012 sales on a 52 week basis of $23.9 billion. The company expects full year 2013 diluted earnings per share from continuing operations to be in the range of $1.21 to $1.25. The company expects to generate more than $900 million of free cash flow and plans to continue repurchasing its common stock through open-market purchases during 2013.

Presentation of Non-GAAP Information

This press release presents certain results for 2012 and 2013 both with and without the impact of fluctuations in foreign currency exchange rates, and the company’s outlook for 2013 total company sales growth is calculated using 2012 total company sales on a 52 week basis. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, when first disclosed, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation to the most comparable GAAP financial measure.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and second largest internet retailer. For 27 years, Staples has served the needs of business customers and its vision is to provide every product businesses need to succeed. Through its world-class retail, online and delivery capabilities, Staples offers office supplies, technology products and services, facilities and breakroom supplies, furniture, copy and print services and a wide range of other product categories. With thousands of associates worldwide dedicated to making it easy for businesses of all sizes, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; we face uncertainties in connection with the implementation of our strategies to transform our business and our inability to successfully implement our strategies could adversely affect our business and financial performance; we have recognized substantial goodwill impairment charges in the past and may be required to recognize additional goodwill impairment charges in the future; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our international operations expose us to risks inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	August 3, 2013	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,186,612	$1,334,302
Receivables, net	1,699,510	1,815,586
Merchandise inventories, net	2,515,695	2,314,058
Deferred income tax assets	212,709	218,899
Prepaid expenses and other current assets	333,930	346,773
Current assets of discontinued operations	165,779	170,819
Total current assets	6,114,235	6,200,437

Property and equipment:
Land and buildings	999,902	1,015,225
Leasehold improvements	1,289,168	1,300,258
Equipment	2,642,429	2,625,949
Furniture and fixtures	1,075,550	1,088,669
Total property and equipment	6,007,049	6,030,101
Less: Accumulated depreciation	4,166,865	4,066,926
Net property and equipment	1,840,184	1,963,175

Intangible assets, net of accumulated amortization	352,709	384,609
Goodwill	3,185,398	3,221,162
Other assets	507,114	510,622
Total assets	$11,999,640	$12,280,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,036,545	$1,896,040
Accrued expenses and other current liabilities	1,193,642	1,405,752
Debt maturing within one year	964,720	987,161
Current liabilities of discontinued operations	92,499	129,672
Total current liabilities	4,287,406	4,418,625

Long-term debt, net of current maturities	1,000,336	1,001,943
Other long-term obligations	674,057	723,343

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 937,186,705 and 661,028,376 shares at August 3, 2013 and 932,246,614 shares and 669,182,785 shares at February 2, 2013, respectively	562	559
Additional paid-in capital	4,806,448	4,711,113
Accumulated other comprehensive loss	(499,966)	(388,773)
Retained earnings	6,809,748	6,694,207
Less: Treasury stock at cost, 276,158,329 shares at August 3, 2013 and 263,063,829 shares at February 2, 2013	(5,087,425)	(4,888,953)
Total Staples, Inc. stockholders’ equity	6,029,367	6,128,153
Noncontrolling interests	8,474	7,941
Total stockholders’ equity	6,037,841	6,136,094
Total liabilities and stockholders’ equity	$11,999,640	$12,280,005

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Sales	$5,314,724	$5,433,969	$11,129,295	$11,459,390
Cost of goods sold and occupancy costs	3,955,228	4,014,554	8,258,789	8,439,392
Gross profit	1,359,496	1,419,415	2,870,506	3,019,998
Operating expenses:
Selling, general and administrative	1,158,415	1,177,655	2,370,955	2,436,402
Amortization of intangibles	13,374	14,795	26,757	30,053
Total operating expenses	1,171,789	1,192,450	2,397,712	2,466,455

Operating income	187,707	226,965	472,794	553,543

Other (expense) income:
Interest income	1,235	1,417	2,970	3,002
Interest expense	(30,264)	(41,704)	(61,236)	(83,852)
Other income (expense), net	(4,434)	(1,337)	(7,809)	(1,681)
Income from continuing operations before income taxes	154,244	185,341	406,719	471,012
Income tax expense	50,129	60,233	132,183	153,077
Income from continuing operations, including the portion attributable to the noncontrolling interests	104,115	125,108	274,536	317,935
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(1,584)	(4,713)	(2,078)	(10,527)
Consolidated net income	102,531	120,395	272,458	307,408
Loss attributed to the noncontrolling interests	—	(34)	—	(80)
Income attributed to Staples, Inc.	$102,531	$120,429	$272,458	$307,488
Amounts attributable to Staples, Inc.:
Income from continuing operations	$104,115	$125,142	$274,536	$318,015
Loss from discontinued operations	(1,584)	(4,713)	(2,078)	(10,527)
Income attributed to Staples, Inc.	$102,531	$120,429	$272,458	$307,488

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.16	$0.19	$0.42	$0.47
Discontinued operations attributed to Staples, Inc.	—	(0.01)	—	(0.02)
Net income attributed to Staples, Inc.	$0.16	$0.18	$0.42	$0.45
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.16	$0.19	$0.41	$0.47
Discontinued operations attributed to Staples, Inc.	—	(0.01)	—	(0.02)
Net income attributed to Staples, Inc.	$0.16	$0.18	$0.41	$0.45

Weighted Average Shares Outstanding:
Basic	653,670	672,862	654,820	676,554
Diluted	662,420	679,124	663,252	684,281

Dividends declared per common share	$0.12	$0.11	$0.24	$0.22

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Comprehensive income (loss) from consolidated operations	$85,587	$(96,529)	$161,398	$112,426
Comprehensive income (loss) attributed to noncontrolling interests	37	(115)	133	(14)
Comprehensive income (loss) attributed to Staples, Inc.	$85,550	$(96,414)	$161,265	$112,440

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	August 3, 2013	July 28, 2012
Operating Activities:
Consolidated net income	$272,458	$307,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	202,020	201,555
Amortization of intangibles	26,757	30,053
Stock-based compensation	47,033	63,130
Excess tax benefits from stock-based compensation arrangements	(1,845)	(179)
Deferred income tax expense	15,179	8,707
Other	(1,417)	(4,363)
Changes in assets and liabilities:
Decrease in receivables	76,513	143,992
Increase in merchandise inventories	(241,488)	(222,872)
Increase in prepaid expenses and other assets	—	(104,641)
Increase in accounts payable	141,394	41,570
Decrease in accrued expenses and other liabilities	(157,689)	(216,573)
(Decrease) increase in other long-term obligations	(31,350)	8,993
Net cash provided by operating activities	347,565	256,780

Investing Activities:
Acquisition of property and equipment	(124,015)	(126,220)
Cash paid for termination of joint venture	(34,298)	—
Proceeds from the sale of property and equipment	8,367	—
Net cash used in investing activities	(149,946)	(126,220)

Financing Activities:
Proceeds from issuance of commercial paper, net of repayments	—	49,998
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	52,923	24,259
Proceeds from borrowings	19,183	47,243
Payments on borrowings	(38,045)	(75,083)
Purchase of noncontrolling interest	(96)	(4,649)
Cash dividends paid	(156,917)	(148,545)
Excess tax benefits from stock-based compensation arrangements	1,845	179
Repurchase of common stock	(198,472)	(271,993)
Net cash used in financing activities	(319,579)	(378,591)
Effect of exchange rate changes on cash and cash equivalents	(20,293)	(31,452)
Net decrease in cash and cash equivalents	(142,253)	(279,483)
Cash and cash equivalents at beginning of period	1,334,302	1,264,149
Cash and cash equivalents at end of period	1,192,049	984,666
Less: Net increase in cash and cash equivalents attributed to discontinued operations	(5,437)	—
Cash and cash equivalents at the end of the period attributed to continuing operations	$1,186,612	$984,666

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
	Sales
North American Stores & Online	$2,422,401	$2,479,972	$5,190,778	$5,349,363
North American Commercial	1,946,259	1,921,923	3,989,277	3,931,433
International Operations	946,064	1,032,074	1,949,240	2,178,594
Total segment sales	$5,314,724	$5,433,969	$11,129,295	$11,459,390

	Business Unit Income (Loss)
North American Stores & Online	$99,787	$131,329	$272,106	$340,565
North American Commercial	128,202	142,852	278,094	301,530
International Operations	(19,617)	(15,174)	(30,373)	(25,422)
Business unit income	208,372	259,007	519,827	616,673
Stock-based compensation	(20,665)	(32,042)	(47,033)	(63,130)
Interest and other expense, net	(33,463)	(41,624)	(66,075)	(82,531)
Income from continuing operations before income taxes	$154,244	$185,341	$406,719	$471,012

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended August 3, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(2.3)%	0.3%	(2.0)%
North American Commercial	1.3%	0.1%	1.4%
International Operations	(8.3)%	—%	(8.3)%
Total sales	(2.2)%	0.2%	(2.0)%

	26 Weeks Ended August 3, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(3.0)%	0.4%	(2.6)%
North American Commercial	1.5%	0.1%	1.6%
International Operations	(10.5)%	0.6%	(9.9)%
Total sales	(2.9)%	0.4%	(2.5)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	26 Weeks Ended
	August 3, 2013	July 28, 2012
Net cash provided by operating activities	$347,565	$256,780
Acquisition of property and equipment	(124,015)	(126,220)
Free cash flow	$223,550	$130,560

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville/Owen Davis, 508-253-8530/8468
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487